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                                                                    EXHIBIT 10.2

                              SONUS NETWORKS, INC.

                               2000 RETENTION PLAN

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                                TABLE OF CONTENTS

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
1.  Purpose.............................................................1

2.  Definitions.........................................................1

3.  Term of the Plan....................................................2

4.  Stock Subject to the Plan...........................................2

5.  Administration......................................................3

6.  Authorization and Eligibility.......................................3

7.  Expiration of Awards................................................4

8.  Adjustment Provisions...............................................4

9.  Settlement of Awards................................................5

10. Unfunded Status of Plan.............................................7

11. Non-Transferability of Awards.......................................7

12. Reservation of Stock................................................7

13. No Special Employment or Other Rights...............................7

14. Nonexclusivity of the Plan..........................................7

15. Termination and Amendment of the Plan...............................8

16. Governing Law.......................................................8
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                              SONUS NETWORKS, INC.

                               2000 RETENTION PLAN

1.       PURPOSE

         This Plan is intended to encourage retention of TTI employees and to provide additional incentive for them to promote the success of the business of the Company and TTI This Plan is the "Retention Plan" contemplated by Section
12.7 of the Agreement and Plan of Merger and Reorganization by and among Sonus Networks, Inc., TTI, and Storm Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of Sonus Networks, Inc., dated as of November 2, 2000 (the "Merger Agreement"), and shall at all times be administered and operated in accordance therewith and the terms of the Plan.

2.       DEFINITIONS

         As used in this Plan, the following terms shall have the following meanings:

         2.1. ADMINISTRATOR means so long as the obligations of the Company under Section 10.8 of the Merger Agreement remain in effect (the "Management Period"), the "Manager" as such term is defined in the Merger Agreement (the "TTI Administrator"); PROVIDED, such term shall also include the Committee to the extent the Committee has administrative responsibilities under the Plan pursuant to Section 5; PROVIDED, further, that the Chief Executive Officer of the Company (the "Company Administrator") and the TTI Administrator shall administer the Plan jointly (not severally) under certain circumstances provided under the Plan. Following the end of the Management Period, the Company Administrator (and the Committee, if so provided under Section 5) shall administer the Plan, unless otherwise agreed to by the Company Administrator and the TTI Administrator.

         2.2. AFFILIATE means a corporation or other entity controlled by, controlling or under common control with the Company.

         2.3. AWARD means an award made hereunder of Common Stock vesting upon and only to the extent provided in the Vesting Conditions.

         2.4. AWARD AGREEMENT means an agreement between the Company and a Participant pursuant to which an Award is made.

         2.5. BOARD means the Company's Board of Directors.

         2.6. CODE means the Internal Revenue Code of 1986, as amended from time to time.

         2.7. COMMITTEE means the Compensation Committee of the Board, or if such Committee does not consist solely of two (2) or more "outside directors" (as defined in


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Section 162(m) of the Code and applicable guidance thereunder), a subcommittee thereof satisfying such condition.

         2.8. COMMON STOCK or STOCK means common stock, par value $0.001 per share, of the Company.

         2.9. COMPANY means Sonus Networks, Inc., a corporation organized under the laws of the State of Delaware, and its successors.

         2.10. EFFECTIVE TIME means the Effective Time (as defined in the Merger Agreement).

         2.11. FAIR MARKET VALUE means the average of the closing price for shares of Common Stock on the Nasdaq Stock Market or other principal exchange or market on which or in which the Common Stock is traded for the most recent trading day prior to the date on which such determination is made.

         2.12. PARTICIPANT means any holder of an outstanding Award under the Plan.

         2.13. PLAN means this 2000 Retention Plan, as amended from time to time.

         2.14. RETENTION SHARES means any shares of Common Stock issued pursuant to an Award and subject to the Vesting Conditions thereof.

         2.15 TTI means telecom technologies, inc., a corporation organized under the laws of the State of Texas, and its successors, including the "Surviving Corporation" (as defined in the Merger Agreement).

         2.16 VESTING CONDITIONS means the conditions under which a Participant will be entitled to the Stock subject to an Award, if ever, as set forth on EXHIBIT A attached to the Award.

         2.17 VESTING DATE means January 1, 2003.

3.       TERM OF THE PLAN

         Awards will be granted under this Plan only in the period commencing on the Effective Time and ending immediately prior to the Vesting Date.

4.       STOCK SUBJECT TO THE PLAN

         At no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed three million (3,000,000) shares of Common Stock and at least three million (3,000,000) shares of Common Stock shall be granted initially under the Plan; SUBJECT, HOWEVER, to the adjustment provisions of Section 8 of the Plan. For purposes of applying the foregoing limitation, if any Award is forfeited, the shares of Stock subject to such forfeited Award shall again be available for Awards to be granted under the Plan. Shares of Common Stock issued pursuant to the

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Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.       ADMINISTRATION

         The Plan shall be administered by the TTI Administrator; PROVIDED, HOWEVER, that the Committee shall exercise the powers and responsibilities assigned the Administrator under the Plan insofar as it pertains to the grant of Awards to any "covered employee" (as defined in Section 162(m) of the Code and applicable guidance thereunder), but only if such exercise of powers and responsibilities is necessary to preserve the deductibility of such Awards under
Section 162(m) of the Code. Subject to the provisions of the Plan, the TTI Administrator shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee to receive the Award, PROVIDED, that the reallocation or regrant of Common Stock subject to forfeited Awards shall be as determined by the TTI Administrator and proposed by the TTI Administrator to the Company Administrator for and subject to its consent, which consent shall not be unreasonably withheld, and PROVIDED FURTHER, that the Company Administrator may withhold consent with respect to the regrant of any Awards or Retention Shares originally issued to Anousheh Ansari and Hamid Ansari for any reason or no reason, in its sole discretion. In making such determinations, the Administrator may take into account the nature of the services rendered by the employees, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Administrator in its discretion shall deem relevant. Subject to the provisions of the Plan and Award Agreements, the Administrator shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Awards (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator's determinations made in good faith on matters referred to in this Plan shall be final, binding and conclusive on the Company and on all persons having or claiming any interest under this Plan or an Award made pursuant to hereto. Unless otherwise approved by the Company Administrator, the TTI Administrator shall not have authority to change the Vesting Conditions of any Award or make any other amendments to any Award or the Plan that have material adverse accounting consequences on the Company, which would otherwise not have occurred in the absence of such change or amendment. Notwithstanding the other provisions of this Section 5, the Company Administrator shall at all times have the authority and discretion to waive and/or accelerate the satisfaction of any Vesting Conditions applicable to any Award.

6.       AUTHORIZATION AND ELIGIBILITY

         6.1. GENERAL. The Administrator may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of TTI. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan, and such other terms and conditions, not inconsistent with the terms of the Plan, as the Administrator may prescribe, and shall

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be evidenced by an Award Agreement or other document delivered to the
Participant and in such form as the Administrator may specify.

         6.2. SPECIFIC GRANTS. As of the Effective Time, the TTI Administrator shall grant the Awards described on EXHIBIT A attached hereto.

         6.3. GRANT OF SHARES OF STOCK SUBJECT TO FORFEITED AWARDS. If any Award is forfeited prior to the Vesting Date, such forfeited Award shall be granted to other Participants or employees of TTI, as determined by the TTI Administrator, subject to the consent of the Company Administrator, as described in Section 5 above; PROVIDED, that in no event shall the Company or TTI have an obligation hereunder to reallocate or regrant any Retention Shares that are forfeited by Anousheh Ansari or Hamid Ansari.

7.       EXPIRATION OF AWARDS

         Each Award shall be forfeited, to the extent the Vesting Conditions applicable thereto have not theretofore been satisfied, immediately following the Vesting Date or, if earlier, on termination of the Participant's employment if so provided in the applicable Award Agreement. Neither the Company nor TTI shall have any liability or obligation in respect of forfeited Awards.

8.       ADJUSTMENT PROVISIONS

         8.1. ADJUSTMENT FOR CORPORATE ACTIONS. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of November 2, 2000. If subsequent to November 2, 2000, the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate, equitable and proportionate adjustment will be made, to preserve the value of outstanding Awards, in (i) the maximum numbers and kinds of shares provided in Section 4 and (ii) the numbers and kinds of shares or other securities subject to Awards.

         8.2. RELATED MATTERS. Any adjustment in Awards made pursuant to this
Section 8 shall be determined and made, if at all, by the Administrator and shall include any correlative modification of terms which the Administrator may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not diminished nor enlarged as a result of the adjustment and corporate action. No fraction of a share shall be deliverable upon settlement of an Award, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares, with fractional shares to be paid in cash based on the Fair Market Value of a share of Common Stock on the date of payment.

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9.       SETTLEMENT OF AWARDS

         9.1. DELIVERY OF STOCK. Upon satisfaction of the Vesting Conditions applicable to an Award, the Company shall deliver to the Participant holding such Award a certificate representing the shares of Common Stock described therein. The Company shall file, as of the Effective Time, a registration statement on a Form S-8 (or other appropriate form) under the Securities Act (as defined in the Merger Agreement) to register the shares of Common Stock issuable under the Plan, and shall cause such registration statement to remain effective until the delivery of all shares under the Plan.

         9.2. VIOLATION OF LAW. Notwithstanding any other provision of the Plan, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

         (a) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or

         (b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall use its reasonable best efforts to bring about the occurrence of said events.

         9.3. TAX WITHHOLDING. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, or the Vesting Conditions with respect to such Retention Shares are satisfied in whole or in part, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. In the sole discretion of the Company Administrator, the Participant may be permitted to satisfy any such withholding by surrendering shares of Common Stock otherwise receivable under the Plan, based on the Fair Market Value of a share of Common Stock on the date on which the withholding is made, PROVIDED the

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                                      -6-

amount so withheld does not exceed the minimum withholding allowed and satisfies any other conditions necessary to avoid material adverse accounting consequences to the Company, which would otherwise not have occurred in the absence of such withholding.

         If Participants are not permitted to satisfy withholding obligations by the surrender of shares otherwise receivable under the Plan, the Company shall provide that payment of the withholding taxes may in full or in part be made by delivering a notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company shall enter into agreements for coordinated procedures with one or more brokerage firms.

         9.4. RIGHTS PENDING ISSUANCE. Subject to Section 11 of the Plan, the Participant shall have, with respect to the shares of Common Stock underlying an Award, the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Award, including, if applicable, the right to vote the shares and the right to receive any cash dividends, provided that cash dividends on the class or series of Common Stock that is the subject of the Award shall be automatically deferred and held by the Company on behalf of the Participant subject to the vesting of the underlying Award and shall be payable in cash upon, but only upon, the vesting of the underlying Award.

         9.5. AWARDS AND CERTIFICATES. Awards shall be evidenced in such manner as the Company Administrator may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Retention Shares prior to the satisfaction of the Vesting Conditions with respect to such Retention Shares shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Sonus Networks, Inc. 2000 Retention Plan and the applicable Award Agreement thereunder. Copies of such Plan and Agreement are on file at the offices of Sonus Networks, Inc. "

The Company Administrator may require that the certificates evidencing the Retention Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Retention Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

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                                      -7-

10.      UNFUNDED STATUS OF PLAN

         The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

11.      NON-TRANSFERABILITY OF AWARDS

         Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. During the Participant's life, all of a Participant's rights in any Award may be exercised only by the Participant or the Participant's legal representative. Common Stock with respect to which the Vesting Conditions are satisfied shall not be subject to the transfer restrictions set forth in this Section.

12.      RESERVATION OF STOCK

         The Company shall at all times during the term of the Plan and any outstanding Award granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

13.      NO SPECIAL EMPLOYMENT OR OTHER RIGHTS

         Nothing contained in the Plan or in any Award shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company or TTI or interfere in any way with the right of the Company or TTI subject to the terms of any separate employment or consulting agreement or provision of law or corporate charter, certificate or articles, or by-laws, to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other association with the Company or TTI.

14.      NONEXCLUSIVITY OF THE PLAN

         The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

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                                      -8-

15.      TERMINATION AND AMENDMENT OF THE PLAN

         The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable, subject to the prior written consent of the TTI Administrator. No amendment of the Plan may adversely affect the terms of any Award outstanding on the date of such amendment. The Board may not terminate the Plan if such termination shall adversely affect outstanding Awards or shall result in there being less than 3,000,000 shares of Common Stock (subject to adjustment as provided in Section 8 of the Plan) being subject to Awards under the Plan. Subject to the terms of Section 5 of the Plan, the Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, PROVIDED that the Award as amended is consistent with the terms of the Plan, but no such amendment shall adversely affect the rights of the recipient of such Award without his or her consent.

16.      GOVERNING LAW

         The Plan and all Awards and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.